Exhibit 99.1

OFA Group Announces $15 Million RWA Tokenization Agreement for $1 Billion Long Island City Development

Rolling Hills, California – April 6, 2026 — OFA Group, Inc. (NASDAQ: OFAL) (“OFA” or the “Company”), a technology-driven architecture, real estate, and digital asset infrastructure company, today announced the execution of a Real World Asset (RWA) tokenization service agreement through its proprietary Hearth RWA Tokenization Platform with MD Queens Development LLC.

The agreement relates to a major mixed-use development project located in Long Island City, New York, with an estimated stabilized value of approximately $1 billion. The project involves the redevelopment of an existing warehouse site into a premier residential and commercial tower.

Contracted Platform Revenue

Under the terms of the agreement, OFA will provide end-to-end blockchain-based tokenization infrastructure for the project and will receive a total platform technology fee of $15 million.

The fee:

●	Is contractually secured under a signed agreement
●	Is not contingent upon capital raising, token sales, or investment performance
●	Represents compensation solely for technology and infrastructure services

The payment is structured in milestone-based installments aligned with platform deployment and smart contract integration phases.

This engagement provides near-term revenue visibility and reflects the Company’s ability to monetize its RWA infrastructure platform through institutional-grade projects.

The Company has received the first payment in accordance with the terms of the agreement.

Project and Tokenization Structure

The Long Island City project is expected to undergo tokenization at the pre-development stage, enabling early-stage capital structuring through blockchain-based infrastructure.

Digital tokens created under the platform are intended to represent interests in a designated special purpose vehicle (SPV) associated with the project, rather than direct ownership of the underlying real estate asset.

Scope of Services

Through its Hearth platform, OFA will provide a comprehensive suite of technology services, including:

●	Design and creation of digital tokens
●	Development and deployment of smart contracts
●	Digital asset registry infrastructure
●	Integration of project-related documentation
●	Compliance-enabled technical features, including transfer restrictions and identity verification frameworks

The Company’s role is strictly limited to providing technology infrastructure. OFA does not act as an issuer, broker-dealer, placement agent, investment adviser, or exchange operator, and does not participate in investor solicitation, fundraising, or custody of funds or tokens.

All securities law compliance, offering structure, and investor-related activities remain the sole responsibility of the client and its advisors.

Strategic Significance

This agreement represents a meaningful step in the commercialization of OFA’s RWA platform and highlights increasing institutional interest in integrating blockchain-based infrastructure into large-scale real estate development.

By engaging at the pre-development phase, the Company is positioned to support next-generation capital formation models while maintaining a clear, compliance-focused role as a technology provider.

Management Commentary

Larry Wong, CEO of OFA Group, commented:

“This agreement reflects continued progress in the adoption of blockchain infrastructure for real-world assets. We are pleased to support a project of this scale and to demonstrate how our Hearth platform can deliver secure, compliant, and scalable tokenization solutions for institutional-grade developments.”

About OFA Group, Inc.

OFA Group, Inc. (NASDAQ: OFAL) is a technology-driven architecture, real estate, and digital asset infrastructure company operating at the intersection of AI, construction, and blockchain.

Through its Hearth platform, OFA provides non-custodial real world asset tokenization infrastructure, enabling compliant digital asset representation for institutional-grade projects while maintaining a strictly technology-focused role.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding expected project value, anticipated platform deployment, and potential future revenue. These statements are subject to risks and uncertainties, including regulatory developments, project execution risks, and market conditions. Actual results may differ materially from those expressed or implied.

Contact

Investor Relations

OFA Group

Email: info@ofacorp.com

Website: www.ofacorp.com